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                                                                    EXHIBIT 99.1

                                PEOPLESOFT, INC.

                      AMENDED AND RESTATED 1989 STOCK PLAN

                   (as amended and restated on March 8, 2000)

         1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

                  (b) "Applicable Laws" means the legal requirements relating to the administration of stock plans under state corporate and securities laws and the Code.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended.

                  (e) "Contingent Worker" describes any person during the period in which the person renders services to, for or on behalf of the Company, Parent or Subsidiary under one or more of the following categories or classifications:

                        (i) Independent Contractor. An "independent contractor" is an individual (a) whose services are engaged by the Company, Parent or Subsidiary under a written or oral contract, between the individual and the Company, Parent or Subsidiary, to perform specialized tasks, for or on behalf of the Company, Parent or Subsidiary, which require substantial skill and independent judgement and (b) whose compensation is not subject to the withholding of employment or income taxes by the Company, Parent or Subsidiary under Sections 3121 or 3401 of the Code (other than back-up withholding under Code Section 3406) but is subject to reporting by the Company, Parent or Subsidiary, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation.

                        (ii) Leased Worker. A "leased worker" is an individual hired by an employee leasing company and made available to the Company, Parent or Subsidiary by the leasing
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company, under a written or oral contract between the Company, Parent or
Subsidiary and the leasing company, in an arrangement in which the compensation paid to the individual is subject to the withholding of employment or income taxes by the leasing company under Sections 3121 or 3401 of the Code. The term "leased worker" includes but is not limited to persons who provide services to the Company, Parent or Subsidiary in a joint employment relationship with the leasing company. Similarly, the term "leased worker" includes but is not limited to a leased employee within the meaning of Section 414(n) of the Code.

                        (iii) Technical Contractor. A "technical contractor" is an individual who is a skilled technical worker, such as an engineer or computer specialist and who is hired by a technical services firm and made available to the Company, Parent or Subsidiary by the technical services firm, in an arrangement in which the compensation paid to the individual is subject to the withholding of employment or income taxes by the technical services firm under Sections 3121 or 3401 of the Code or is subject to reporting by the technical services firm, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation. The term "technical contractor" includes but is not limited to independent contractors and leased workers. The term "technical services firm" includes but is not limited to a leasing company, as described above, or a firm distinct from the Company, Parent or Subsidiary under a master vendor program or outsourcing arrangement, as described below.

                        (iv) Master Vendor Worker. A "master vendor worker" is an individual who renders services to the Company, Parent or Subsidiary under a master vendor program. A master vendor program is an arrangement in which a personnel agency or other human resources firm supplies the Company, Parent or Subsidiary with some or all of the individuals who, at any time or from time to time, constitute the temporary work force of the Company, Parent or Subsidiary, either directly or through other temporary help services, with or without consolidated billing or invoicing. The compensation paid to the master vendor worker is subject to the withholding of employment or income taxes by the personnel agency or human resources firm under Sections 3121 or 3401 of the Code or is subject to reporting by the personnel agency or human resources firm, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation. The term "master vendor worker" includes but is not limited to independent contractors, leased workers and technical contractors.

                        (v) Outsourcing Organization Worker. An "outsourcing organization worker" is an individual who renders services to the Company, Parent or Subsidiary under an outsourcing or managed services arrangement. An outsourcing or managed services arrangement exists when a firm, distinct from the Company, Parent or Subsidiary and with specialized expertise, contracts with the Company, Parent or Subsidiary not only to provide personnel but also to assume responsibility for functions not at the core of the business of the Company, Parent or Subsidiary. Non-core functions include but are not limited to mail room, reception, food service, landscaping, and building security or maintenance. The compensation paid to an outsourcing organization worker is subject to the withholding of employment or income taxes by the outsourcing organization or managed services firm under Sections 3121 or 3401 of the Code or is subject to reporting by the outsourcing organization or managed services firm, under Code Section 6041, on IRS Form 1099-


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MISC or other form for the reporting of nonemployee compensation. The term
"outsourcing organization worker" includes but is not limited to independent contractors, leased workers, technical contractors and master vendor workers.

                        (vi) Consistent with the terms of the Plan and relevant laws, the Administrator shall have discretionary authority to determine which persons who provide services to, for or on behalf of the Company, Parent or Subsidiary are Contingent Workers excluded from the categories of Consultant and Employee under the Plan.

                  (f) "Committee" means the Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

                  (g) "Common Stock" means the Common Stock of the Company.

                  (h) "Company" means PeopleSoft, Inc., a Delaware corporation.

                  (i) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any Director of the Company whether compensated for such services or not provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include Directors who are not compensated for their services or are paid only a director's fee by the Company.

                  (j) "Continuous Status as an Employee or Consultant" means the absence of any interruption or termination of the employment or consulting relationship by the Company or any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

                  (k) "Director" means a member of the Board.

                  (l) "Disability" means total and permanent disability as defined in Section 22 (e) (3) of the Code.

                  (m) "Employee" shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company. The term "Employee" does not include any Contingent Worker even if such contingent workers are reclassified as common-law employees of the Company, Parent or Subsidiary unless the Administrator selects the Contingent Worker as a Consultant, within the meaning of Section 2(i) herein, who shall participate in the Plan. Consistent with the terms of the Plan and relevant laws, the


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Administrator shall have discretionary authority to determine the identity of reclassified Contingent Workers who shall be treated as Consultants under the Plan and the manner and extent to which such reclassified Contingent Workers shall participate in the Plan.

                  (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                        (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange or the exchange with the greatest volume of trading in Common Stock for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

                        (ii) If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock; or

                        (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

                  (p) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (q) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (s) "Option" means a stock option granted pursuant to the Plan.

                  (t) "Optioned Stock" means the Common Stock subject to an Option.

                  (u) "Optionee" means an Employee or Consultant who receives an Option.

                  (v) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (w) "Plan" means this Amended and Restated 1989 Stock Plan.


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                  (x) "Public Company" means the Company when the Company has a class of equity securities registered under Section 12 of the Exchange Act.

                  (y) "Purchaser" means an Employee or Consultant who exercises a Stock Purchase Right.

                  (z) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 10 below.

                  (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                  (bb) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

                  (cc) "Stock Purchase Right" means a right to purchase Common Stock pursuant to the Plan or the right to receive a bonus of Common Stock for past services.

                  (dd) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Code.

         3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 104,600,000 Shares, plus an annual increase to be added on the first day of each of the Company's fiscal years beginning in 1999 equal to the lesser of (i) 20,000,000 shares of Common Stock (with such number adjusted appropriately for any stock split or similar transaction) or (ii) 5 % of the number of issued and outstanding shares of Common Stock on the last day of the immediately preceding fiscal year. The Shares may be authorized, but unissued, or reacquired Common Stock.

         If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan.

         4. Administration of the Plan.

                  (a) Procedure.

                        (i) Multiple Administrative Bodies. If (A) the Company is not a Public Company, or (B) the Company is a Public Company and it is permitted by Rule 16b-3 and by the Applicable Laws, the Plan may (but need not) be administered by different administrative bodies with respect to Directors, non-Director Officers, and Employees who are neither Directors nor Officers.


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                        (ii) Administration With Respect to Directors and
Officers Subject to Section 16(b). With respect to Option and Stock Purchase Rights grants made to Employees or Consultants who are also Officers or Directors when the Company has a class of equity securities registered under
Section 12 of the Exchange Act (in which case the Company shall be referred to herein as a "Public Company"), the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted (I) in such a manner as to permit the Plan to comply with Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan and (II) in such a manner as to satisfy the Applicable Laws.

                        (iii) Administration With Respect to Other Persons. With respect to Option and Stock Purchase Rights grants made to Employees or Consultants who are neither Directors nor Officers of the Company and Option grants made when the Company is not a Public Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

                        (iv) General. Once a Committee has been appointed pursuant to subsection (ii) or (iii) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws, and, in the case of a Committee appointed under subsection (ii), to the extent permitted by Rule 16b-3 as it applies to a plan intended to qualify thereunder as a discretionary plan.

                  (b) Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                        (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(o) of the Plan;

                        (ii) to select the Consultants and Employees to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

                        (iii) to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

                        (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

                        (v) to approve forms of agreement for use under the Plan;


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                        (vi) to determine the terms and conditions, not
inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation of any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion); and

                        (vii) to determine the terms and restrictions applicable to Stock Purchase Rights and the Restricted Stock purchased by exercising such Stock Purchase Rights.

                  (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees, Purchasers and any other holders of any Options or Stock Purchase Rights.

         5. Eligibility.

                  (a) Options and Stock Purchase Rights may be granted to Employees and Consultants, provided that Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted additional Option(s) or Stock Purchase Rights.

                  (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

                  (c) For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

                  (d) The Plan shall not confer upon any Optionee or holder of a Stock Purchase Right any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

                  (e) The following limitations shall apply to grants of Options and Stock Purchase Rights to Employees:

                        (i) No Employee shall be granted, in any fiscal year of the Company, Options and Stock Purchase Rights to purchase more than 4,000,000 Shares.

                        (ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.


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                        (iii) If an Option or Stock Purchase Right is cancelled
(other than in connection with a transaction described in Section 12), the cancelled Option or Stock Purchase Right will be counted against the limit set forth in Section 5(e)(i). For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, the transaction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

         6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company as described in Section 18 of the Plan. It shall continue in effect until March 17, 2008 unless sooner terminated under Section 14 of the Plan.

         7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option or a Nonstatutory Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

         8. Option Exercise Price and Consideration.

                  (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

                        (i) In the case of an Incentive Stock Option

                                (A) granted to an Employee who, at the time of
the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                (B) granted to any Employee, the per Share
exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                        (ii) In the case of a Nonstatutory Stock Option

                                (A) granted to a person who, at the time of the
grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

                                (B) granted to any person, the per Share
exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.


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                  (b) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(7) delivery of an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

         9. Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

                        An Option may not be exercised for a fraction of a Share.

                        An Option shall be deemed to be exercised when notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

                        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.


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                  (b) Termination of Employment or Consulting Relationship. In
the event of termination of an Optionee's Continuous Status as an Employee or Consultant with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time of not less than thirty
(30) days as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

                  (c) Disability of Optionee. Notwithstanding the provisions of
Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of Optionee's total and permanent disability. Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

                  (d) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

                  (e) Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

         10. Stock Purchase Rights.

                  (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 85% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the


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Stock Purchase Right. The offer shall be accepted by execution of a stock purchase agreement in the form determined by the Administrator.

                  (b) Repurchase Option. Unless the Administrator determines otherwise, the stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser's employment or consulting relationship with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the stock purchase agreement shall be the original price paid by the Purchaser or the Fair Market Value as of the date of bonus in the case of a stock bonus and may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

                  (c) Other Provisions. The stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of stock purchase agreements need not be the same with respect to each Purchaser.

                  (d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the Purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

         11. Transferability of Options and Stock Purchase Rights. An Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or Purchaser, only by the Optionee or Purchaser; provided, however, that the vested portions of Nonstatutory Stock Options may be transferred upon written request to the Administrator subject to the following limitations:

                  (a) The Optionee must be a U.S. citizen and taxpayer (unless the Administrator, in its sole discretion, decides to forego this requirement);

                  (b) The minimum number of Shares subject to a Nonstatutory Stock Option which may be transferred will be 500 shares or, if less, the greatest number of shares which the Optionee has reasonably determined may be transferred without exceeding the applicable annual gift exclusion limit;

                  (c) The number of Nonstatutory Stock Options transfers each Optionee may make each year shall be limited to (i) one for each beneficiary each calendar year and (ii) no more than five transfers per calendar year;

                  (d) Once transferred, there shall be no further transfers of the Option, unless determined otherwise by the Administrator in its sole discretion;


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                  (e) The transferee must be an immediate family member, a trust in which an immediate family member has a more than fifty percent beneficial interest, or a LLC or partnership in which an immediate family member has a more than fifty percent voting interest. "Immediate family member" as used herein shall mean the spouse, lineal descendants, father, mother, brothers and sisters of the Optionee, or if no such individuals exist, then an heir and/or successor of the Optionee;

                  (f) The Company shall have the right, in its sole discretion, to require legal documentation to be provided by the Optionee and to accept or deny the request for transfer;

                  (g) The Optionee (and beneficiary if of legal age), must sign an indemnification agreement holding the Company harmless for any reason for each transfer, with such indemnification agreement including such representations and provisions as are required by the Administrator, in its sole discretion, and any other documentation relating to the transfer as is required by the Administrator, in its sole discretion; and

                  (h) The terms and conditions of the Option shall be binding upon the transferees, executors, administrators, heirs, successors and assigns of the Optionee.

         12. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

                  In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. With respect to any Option granted prior to January 4, 1992, in the event that such successor corporation refuses to assume such Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide


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
for the Optionee to have the right to exercise such Option as to all of the Optioned Stock, including Shares as to which such Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

         13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

         14. Amendment and Termination of the Plan.

                  (a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee or Purchaser under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not adversely affect Options or Stock Purchase Rights already granted and such Options or Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee or Purchaser and the Board, which agreement must be in writing and signed by the Optionee or Purchaser and the Company.

         15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Rights unless the exercise of such Option or Stock Purchase Rights and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.


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
                  As a condition to the exercise of an Option or Stock Purchase Rights, the Company may require the person exercising such Option or Stock Purchase Rights to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

         16. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

             The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         17. Agreements. Options and Stock Purchase Rights shall be evidenced by written agreements in such form as the Board shall approve from time to time.

         18. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

         19. Information to Optionees. The Company shall provide to each Optionee and Purchaser, during the period for which such Optionee or Purchaser has one or more Options or Stock Purchase Rights outstanding, copies of all annual reports and other information which are provided to all stockholders of the Company. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure their access to equivalent information.


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